PRUDENTIAL INSTITUTIONAL LIQUIDITY
PORTFOLIO, INC. GATEWAY
CENTER THREE, 4th Floor


							100 MULBERRY
STREET
						NEWARK, NEW JERSEY
07102

	November 25, 2005
Securities and Exchange Commission
450 Fifth Street, NW


Washington, DC  20549
Re:  Prudential Institutional Liquidity Portfolio,
Inc.
				File No. 811-5336
Ladies and Gentlemen:
	Enclosed please find the Semi-Annual Report on
Form N-SAR for the above referenced Fund, for the
six-month period ended September 30, 2005.  The
enclosed is being filed electronically via the
EDGAR System.
								Yours truly,
/s/ Jonathan D.
Shain Jonathan
D. Shain


								Assistant
Secretary
	This  report  is signed on behalf of the
Registrant  in  the City of
Newark and State of New Jersey on the 25th day of
November 2005.
Prudential Institutional Liquidity Portfolio, Inc.
Witness:  /s/ Floyd L. Hoelscher		     By:  /s/
Jonathan D.
Shain
			Floyd L. Hoelscher		    Jonathan
D. Shain
									Assistant
Secretary
L:\MFApps\CLUSTER 2\N-SARS\PILP\2005\Semi cover-
sig.doc